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                                                                    EXHIBIT 24.1




                                POWER OF ATTORNEY

     I, the undersigned Director of Damark International, Inc. do hereby name, constitute and appoint Mark A. Cohn and Arlyn J. Lomen, and each of them, my agent and attorney-in-fact, for me and in my behalf as a Director of Damark International, Inc. to sign and execute a Registration Statement on Form S-8 and any amendments thereto, relating to the registration with the Securities and Exchange Commission of 40,000 shares of Class A Common Stock, par value $.01 per share, of Damark International, Inc. under a director non-qualified option shares under director non-qualified option plan.

     Executed as of July 17, 1997.



/s/ Mark A. Cohn                             /s/ Harold Roitenberg
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Mark A. Cohn                                 Harold Roitenberg


/s/ Thomas A. Cusick                         /s/ Ralph Strangis
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Thomas A. Cusick                             Ralph Strangis


/s/ Jack W. Eugster                          /s/ Joel N. Waller
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Jack W. Eugster                              Joel N. Waller


/s/ Stephen J. Hemsley
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Stephen H. Hemsley